Exhibit 99.1



FOR IMMEDIATE RELEASE                       Contact: Richard Wool
                                                     Sitrick And Company
                                                     (212) 573-6100


       Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. Change Date of Joint Annual Stockholders Meeting


     New York - June 3, 2002 - Shelbourne Properties I, Inc. (AMEX:HXD), Shelbourne Properties II, Inc. (AMEX:HXE) and Shelbourne Properties III, Inc. (AMEX:HXF), which are diversified real estate investment trusts, announced today that they have changed the date of their joint Annual Meeting of their stockholders to Monday, September 9, 2002 from Tuesday, July 9, 2002. In addition, the bylaws of the Companies have been amended so that all stockholders' proposals and nominations to be voted upon at the Annual Meeting are due by the end of business on Thursday, July 11, 2002.

     As stated in a previous press release dated Thursday, May 9, 2002 in connection with the joint Annual Meeting, each of the companies will file proxy statements with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the proxy statements and other documents filed by the companies free of charge at the SEC's website (http://www.sec.gov). In addition, the proxy statements and other documents filed by the companies with the SEC may be obtained free of charge by contacting the companies, c/o First Winthrop Corporation, 7 Bulfinch Place, Suite 500, Boston, MA, 02114.

     The companies and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with their respective annual meetings. The directors and executive officers of each of the

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Shelbourne/2-2-2

companies are: W. Edward Scheetz, Robert Martin, Donald W. Coons and Dallas
E. Lucas. Collectively, as of Wednesday, May 8, 2002 the directors and executive officers of the companies beneficially owned less than 1.0% of the outstanding shares of each company's common stock. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statements when they become available.